Exhibit 10.15
PREFERRED PROVIDER AUCTION PROPOSAL
PROPOSAL #40317
This Proposal is between:
IronPlanet, Inc. (“IronPlanet”) headquartered at 4695 Chabot Drive, Suite 102, Pleasanton, California 95488

IronPlanet Authorized Representative:	Mike Rich, Vice President, Sales

and the (“Seller”)

Company Name:	Komatsu Financial L.P.

Location:	One Continental Towers, 1701 W. Golf Road, Suite 300, Rolling Meadows, Illinois 60008

Authorized Representative/Title:	Mr. Tim Tripas, Vice President Operations

Phone #:	(847) 437-3595	Fax #:	(847) 437-7522

Email Address:

Date:	February 9, 2010	(“Effective Date”)

Seller agrees that upon the execution of this Proposal, Seller will register and accept IronPlanet’s standard terms and conditions, located at http://www.ironplanet.com/pop/terms.jsp (the “Website”).
Section I. Offer
1.1 Preferred Provider
1.1.1	Offer
i.	Consignment Rate: IronPlanet is offering a fixed commission rate of [***]% for all equipment consigned through IronPlanet’s Featured (unreserved) and Daily (reserved) Auctions.

By way of comparison, IronPlanet’s standard published commission rates are presented below:
Standard Commission Rates

Final Selling Price (per piece)	Commission Rate %
Less than $5,000	14%
$5,000 to $24,999	10%
$25,000 and greater	8%
ii.	Listing Fee: A Listing Fee is charged for each item of equipment sold through IronPlanet’s auction channel. This Listing Fee covers the costs of inspections of Seller’s consigned equipment. A copy of the 2010 Listing Fees is attached hereto as Exhibit 2 of this Proposal. Seller will be charged the prevailing listing fee at the time of consignment based on the type of equipment unit consigned.
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

iii.	Lien Search Fee: If applicable, a Lien Search fee of $35 will be assessed on each unit of equipment for independent lien searches to verify clear ownership title and any financial encumbrances on this equipment. As part of our preferred provider relationship, IronPlanet will waive all lien search fees for Seller. In lieu of such fees, Seller will warrant that all consigned units are unencumbered. The attached Exhibit 1 should be used for this purpose. Seller will be responsible for disclosing their liens when submitting their listing to IronPlanet.

iv.	Title Transfer Fee: If applicable, a Title Transfer Fee of $25 for each title will be deducted from net proceeds of the sale.

v.	Make Ready Services: IronPlanet will assist Seller to facilitate make-ready services on equipment to maximize price realization. Any work order exceeding $1,000 (not including cleaning) will be approved by Seller or the persons in remarketing authorized to do so by Seller. All make ready services authorized by Seller will be deducted from the net proceeds of sale.

vi.	Term and Termination: The term of this Proposal shall be a two (2) year period commencing on the Effective Date. If a party elects to terminate this Proposal, all such rights shall be in accordance with IronPlanet’s terms and conditions located on the Website.
1.1.2	Payment
i.	Method: The cost of the Commissions, Listing, and Title Transfer Fee(s), as applicable, will be deducted from the net proceeds of a sale.

ii.	Timing: Payment shall be made to Seller, by wire transfer approximately fifteen (15) business days after the equipment is sold in auction.
1.2 Equipment Condition
1.2.1	IronPlanet recommends (however, not required) that all equipment should be in good operating condition, cleaned, and prepared for inspection and sale by IronPlanet. This may include, but not limited to, the exterior, interior, and tires.
Section II. Common Terms and Conditions
2.1 Location, Decals, Storage & Records
2.1.1	The equipment shall remain at the Seller’s location or Seller designated location following inspection by IronPlanet until it is sold at auction.

2.1.2	No equipment storage charges will be levied upon IronPlanet and/or its auction buyers by Seller for a period of up to thirty (30) business days following finalization of equipment sale at auction.

2.1.3	If available, copies of the complete maintenance history records for the equipment will be given to IronPlanet at least two (2) weeks prior to auction.

Preferred Provider Proposal	Confidential
(v. 1.0)

2.1.4	Before an item can be sold in auction, it is the Seller’s responsibility to ensure that all items of equipment shall have EPA stickers where required by operation of law and regulation pertaining to diesel, non-road engines subject to EPA certification and labeling requirements.
2.2 Auction Dates & Opening Bids
2.2.1	IronPlanet reserves the right to set all of the opening bids.

2.2.2	IronPlanet reserves the right to divide the equipment into multiple auctions.
Section III. Responsibilities
3.1 IronPlanet’s Auction Responsibilities
3.1.1	IronPlanet agrees to market Seller’s equipment through various means, which may include e-mail, industry periodicals, telemarketing and direct mail, incorporating any mailing lists that Seller may provide.

3.1.2	IronPlanet agrees to provide Seller with a confirmation of sale listing equipment sold after each auction.

3.1.3	IronPlanet agrees to coordinate the detailed inspections of the equipment to assure accurate, timely, and detailed inspections.

3.1.4	For purposes of compliance with United States Export Control laws, IronPlanet will not allow participation from nor allow shipments to any embargoed country or any party on the “Denied Persons” list as designated by the United States Department of Commerce Bureau of Industry & Security Office of Exporter Services and United States Department of Treasury Office of Foreign Assets Controls.
3.2 Seller’s Responsibilities
3.2.1	Seller agrees to sell the equipment to the highest bidder with no bid-ins, no buy-backs, and no individual bidding for the Seller.

3.2.2	Seller agrees to allow IronPlanet to divide the equipment into multiple auctions.

3.2.3	Seller agrees to provide free and clear title for all equipment prior to receiving payment. See Exhibit 1.

3.2.4	For any titled equipment, the Seller will provide IronPlanet with either signed original titles or a notarized Limited Power of Attorney (“LPOA”) and unsigned original titles two weeks prior to auction. The LPOA will empower IronPlanet to sign in the name, place and stead of Seller any Certificates of Ownership issued by the Division of Motor Vehicles of the covering state. Failure to provide title(s) and/or LPOA will cause the impacted equipment to be placed on hold and will not be made available for auction until such documentation is provided.

3.2.5	Seller agrees to maintain insurance on and store machines listed with IronPlanet through the end of the sale and units have shipped to the buyer via common carrier, or self transported by the buyer.

Preferred Provider Proposal	Confidential
(v. 1.0)

3.2.6	Seller agrees to provide access to buyers or common carriers during regular business hours to retrieve the equipment as the pieces of equipment are sold.

3.2.7	Seller agrees to allow IronPlanet to utilize Seller’s name as a Seller on its Website.
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Preferred Provider Proposal	Confidential
(v. 1.0)

Proposal Acceptance
This Proposal incorporates by reference IronPlanet’s standard terms and conditions which are located on IronPlanet’s Website, which were read and agreed to by Seller as a condition of registration. Except as may be otherwise provided herein, IronPlanet’s standard terms and conditions shall apply to this Proposal.
IronPlanet and Seller hereby agree that a copy of this Proposal, which if transmitted by facsimile (1-678-586-2305) or electronic mail, shall be binding and have the same force and effect as a signed original. This Proposal shall be deemed in effect upon signature of both parties below:
Agreed to and Accepted By:

Komatsu Financial L.P.		IronPlanet, Inc.
By:	/s/ Tim Tripas	By:	/s/ James Jeter

	(signature)		(signature)

Print Name:	Tim Tripas	Print Name:	James Jeter

Title:	VP of Ops	Title:	Executive Vice President

Date:	6/14/2010	Date:	6/14/2010

This Proposal shall not be copied, reproduced or provided to anyone other than the Seller, or its Counsel, without prior written consent of IronPlanet. This Proposal is a confidential communication between IronPlanet and Seller. IronPlanet has a bond (#70259768) on file with the Secretary of State, California.

Select Seller Payment Instructions:	☐	Company Check	☐	Wire Transfer

If Wire Transfer, instructions:	Beneficiary Name:

Beneficiary Acct. No.:

Bank Name:

Bank Location:

Bank (ABA) Routing No.:

Preferred Provider Proposal	Confidential
(v. 1.0)

Exhibit 1
Certification of Lien and Encumbrances
With the signature of this document, the signatory for Komatsu Financial L.P. (“Seller”) certifies that all equipment listed with IronPlanet (“IronPlanet”) is or shall be free of all liens and encumbrances prior to being placed in auction by IronPlanet and/or authorize IronPlanet to remit auction proceeds as might otherwise accrue to the benefit of Seller to such lien holder(s).
If there are liens and they are not removed prior to auction, IronPlanet will pay any proceeds from auction directly to the lien holder or holders in the case of multiple or blanket liens.
IronPlanet will contact the lien holder and request a lien removal upon payment of outstanding balance. Please be advised that IronPlanet will pay off the liens up to the amount received from the auction sale. If additional payments are required to satisfy the lien, Seller agrees to be responsible for the prompt payment of any remaining lien balances.
By and for Komatsu Financial L.P:

By:	/s/ Tim Tripas

(Signature)

Title:	VP of Ops

Date:	6/14/2010

NAMES of Potential Lien Holders (Name, Address, Phone #)
1.

2.

3.

4.

Preferred Provider Proposal	Confidential
(v. 1.0)

     This ADDENDUM is effective the 15th day of June, 2011, between IronPlanet, Inc., with its principal place of business at 4695 Chabot Drive, Suite 102, Pleasanton, CA 94588 (“IronPlanet”) and Komatsu Financial L.P., with its principal place of business at One Continental Towers, 1701 W. Golf Road, Suite 300, Rolling Meadows, IL 60008 (“Komatsu”).
WITNESSETH:
     WHEREAS, IronPlanet and Komatsu are parties to a Preferred Provider Auction Proposal, Proposal #40317, dated February 9, 2010 (the “Agreement”), and the parties desire to amend such Agreement as follows:
1.	Section 1.1.1(ii) shall be amended and restated in its entirety to read as follows:
“ii.	Listing Fee: A Listing Fee is charged for each item of equipment sold through IronPlanet’s auction channel. This Listing Fee covers the costs of inspections of Seller’s consigned equipment. Seller will be charged the prevailing listing fee at the time of consignment based on the type of equipment consigned.”
     All terms and conditions of the Agreement not expressly amended by this Addendum remain in full force and effect.
     This Addendum has been executed by the parties hereto through their duly authorized officers on the date(s) set forth below.

Komatsu Financial L.P.		IronPlanet, Inc.
By:	/s/ Tim Tripas	By:	/s/ Michael J. O’Donnell

	(signature)		(signature)
	Print Name: Tim Tripas		Print Name: Michael J. O’Donnell
	Title: VP of Ops		Title: CFO
	Date: 6/15/11		Date: 6/17/11